UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 11, 2009

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(775) 832-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 11, 2009, the Board of Directors (the “Board”) of PDL BioPharma, Inc. (“PDL” or “we”) elected Frederick Frank to serve as a Class I member of our Board, with a term expiring at the 2011 annual meeting of stockholders, and Jody Lindell to serve as a Class II member of our Board, with a term expiring at the 2009 annual meeting of stockholders. In addition, the Board appointed (i) Mr. Frank and Ms. Lindell as members of our Board’s Audit Committee with Ms. Lindell as the chairperson of the Audit Committee, each appointment being effective April 25, 2009; (ii) Mr. Frank and Ms. Lindell as members of our Board’s Compensation Committee, each appointment being effective April 25, 2009; and (iii) Mr. Frank as the chairperson of our Board’s Nominating and Governance Committee, effective April 25, 2009. Mr. Paul Sandman will resign from the Compensation Committee and Mr. Joseph Klein III will resign from the Audit Committee, both resignations effective April 25, 2009.

In connection with such election, the current members of the Board are Frederick Frank, Joseph Klein III, Jody Lindell, John P. McLaughlin and Paul W. Sandman, with Mr. Frank and Mr. Sandman as Class I members with a term expiring at the 2011 annual meeting of stockholders, Ms. Lindell and Mr. McLaughlin as Class II members with a term expiring at the 2009 annual meeting of stockholders, and Mr. Klein as a Class III member with a term expiring at the 2010 annual meeting of stockholders. Effective April 25, 2009, (i) the Audit Committee will consist of Mr. Frank, Ms. Lindell and Mr. Sandman, with Ms. Lindell as the chairperson; (ii) the Compensation Committee will consist of Mr. Frank, Mr. Klein and Ms. Lindell, with Mr. Klein as the chairperson; and (iii) the Nominating and Governance Committee will consist of Mr. Frank, Mr. Klein and Mr. Sandman, with Mr. Frank as the chairperson. There is no change to the membership of the Litigation Committee, which consists of Mr. McLaughlin and Mr. Sandman, with Mr. Sandman as the chairperson. The press release we issued announcing Mr. Frank’s and Ms. Lindell’s election to our Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Frederick Frank is a former Vice Chairman of Barclays Capital. Prior to that, he held the positions of Vice Chairman and Director at Lehman Brothers, which was acquired by Barclays in September 2008 and which he joined as a Partner in October 1969. Before coming to Lehman, Mr. Frank was Co-Director of Research and Vice President and Director of Smith, Barney & Co. He is a Chartered Financial Analyst, member of The New York Society of Security Analysts and a Past President of the Chemical Processing Industry Analysts. Mr. Frank is a Director and Chairman of the Board of Epix Pharmaceuticals, Chairman of the Board of the Irvington Institute for Immunological Research and serves on the Advisory Boards of The Harvard School of Public Health, the Johns Hopkins Bloomberg School of Public Health and the Massachusetts Institute of Technology Center for Biomedical Innovation. He holds a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Jody Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Prior to that, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. Through September 2007, she served as a director and on the Audit and Director’s Loan Committees for First Republic Bank, which was a publicly traded financial institution that has since been acquired. Ms. Lindell continues to serve on the Advisory Board and Advisors Loan Committee for First Republic Bank. She has also served as a director of The Cooper Companies since March 2006 and is a member of its Audit and Organization and Compensation Committees. She is a Certified Public Accountant and holds a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Pursuant to our program for the compensation of Board members who are not employees of PDL (“Outside Directors”), which was ratified by our Board on February 3, 2009, Mr. Frank and Ms. Lindell are each authorized to receive a cash retainer of $75,000 per year with respect to their service as a Board member. In addition, Mr. Frank also will receive annual cash retainers of $15,000, $5,000 and $5,000 as a member of the Audit Committee, a member of the Compensation Committee and the chairperson of the Nominating and Governance Committee, respectively. Ms. Lindell also will receive annual cash retainers of $30,000 and $5,000 as the chairperson the Audit Committee and a member of the Compensation Committee, respectively.

Our Board, on February 26, 2009, terminated our 2002 Outside Directors Equity Plan (the “Directors Plan”), pursuant to which Outside Directors received automatic grants of options to purchase shares of our common stock (“Options”) upon election to our Board and thereafter in connection with our annual meeting of stockholders (“Annual Meeting”). Accordingly, Mr. Frank and Ms. Lindell did not receive any Options under the Directors Plan. We plan to submit to our stockholders an amendment to our 2005 Equity Incentive Plan (the “Equity Plan”) that will allow our Outside Directors, upon election to the Board and annually thereafter in connection with our Annual Meeting, to receive automatic grants of restricted shares of our common stock (“Restricted Stock”) with a value of $50,000 on the date of grant, with the right to receive dividends. Providing grants of Restricted Stock to our Outside Directors requires an amendment to our Equity Plan, for which we plan to seek stockholder approval at our 2009 Annual Meeting to satisfy the Nasdaq listing rules.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, issued by PDL BioPharma, Inc. on March 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2009	PDL BioPharma, Inc.

	By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by PDL BioPharma, Inc. on March 11, 2009.

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